                                                                Exhibit 10.15(b)






                       MILLENNIUM CHEMICALS GRANDFATHERED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 (As amended and restated as of January 1, 1999)

Millennium Chemicals
Grandfathered Supplemental Executive Retirement Plan
(As amended and restated as of January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                                Page
         Section 1. Definitions

         Introduction

1.1      Average Final Compensation                                      2
1.2      Base Compensation                                               2
1.3      Company                                                         2
1.4      Committee                                                       2
1.5      Credited Service                                                2
1.6      Deferred Retirement Date                                        2
1.7      Early Retirement Date                                           3
1.8      Normal Retirement Date                                          3
1.9      Participant                                                     3
1.10     Pension Offset                                                  3
1.11     Plan                                                            3
1.12     Qualified Plan                                                  3
1.13     Retirement Date

         Section 2. Participation

2.1      Participation                                                   4
2.2      Continuation of Participation                                   4

         Section 3. Retirement Date

3.1      Normal Retirement Date                                          5
3.2      Deferred Retirement Date                                        5
3.3      Early Retirement Date                                           5

         Section 4. Retirement Benefits

4.1      Normal Retirement Benefit                                       6
4.2      Deferred Retirement Benefit                                     6
4.3      Early Retirement Date                                           6
4.4      Adjusted Age and Credited Service                               7

Millennium Chemicals
Grandfathered Supplemental Executive Retirement Plan
(As amended and restated as of January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                                Page
         Section 5. Death Benefits

5.1      Prior to Retirement                                             8
5.2      After Retirement                                                9

         Section 6. In Event of Termination Of Employment

6.1      Termination Prior to Retirement                                 10
6.2      Termination after Eligibility for Retirement                    10

         Section 7. Time And Form Of Benefit Payment

7.1      Normal Form of Benefit                                          11
7.2      Optional Forms of Benefit                                       11

         Section 8. Provision Of Benefits

8.1      Participant Contributions                                       12
8.2      Fund                                                            12

         Section 9.  Administration Of The Plan

9.1      Powers and Duties of the Committee                              13

         Section 10. Miscellaneous

10.1     Prohibition against Encumbrance                                 14
10.2     Right of Participant                                            14
10.3     Change in Control                                               14

         Section 11. Amendment Or Termination Of the Plan

11.1     Amendment                                                       17
11.2     Termination                                                     17

         Schedule A

                                  INTRODUCTION


         This Supplemental Executive Retirement Plan was first adopted by the Company on October 1, 1992 when it was a Member of the Hanson Industries controlled group of companies.

         It is intended that the Plan be a non-qualified, unfunded, deferred compensation plan for "a select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974.

         The purpose of the Plan is to provide a minimum level of retirement income from the Company, in addition to other sources of capital accumulation.

                                    SECTION 1

                                   DEFINITIONS

         The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

1.11 "Average Final Compensation" means the highest average annual Base Compensation for any 5 calendar years in the final 10 years of employment with the Company or, if greater, the average annual Base Compensation for the 60 month period immediately preceding his or her Retirement Date.

1.2 "Base Compensation" means, for any period, the base rate of pay paid to the Participant for such period, plus all bonuses paid under the Company's annual bonus incentive plan in such period (but not including any supplemental executive bonus, any long-term incentive bonus, or "top hat" bonus), plus any such base pay or annual bonus that would have been payable in such period if such base pay or annual bonus had not been deferred at the election of the Participant; provided, however, that Base Compensation shall not include the subsequent payment of any deferred base pay or annual bonus which has been included in Base Compensation for any previous period, and provided, further, that Base Compensation shall not include any termination or severance pay, prizes, awards, grievance settlements, living allowances, mortgage assistance, executive perquisites, restricted stock, stock options, distributions under any performance incentive compensation plan or policy other than the Company's annual performance incentive plan as described above, and such other extraordinary items of remuneration as the Committee shall determine from time to time.

1.3  "Company" means Millennium America Holdings Inc.

1.4  "Committee" means the Millennium Chemicals Benefits Administration
     Committee.

1.5 "Credited Service" means a Participant's period (or periods) of employment with the Company subject to a maximum of 25 years. Credited Service shall be computed in years and full months.

1.6 "Deferred Retirement Date" means the first day of the month coincident with or immediately following the date a Participant actually retires after his or her Normal Retirement Date pursuant to the provisions of Section 3.2 (Deferred Retirement Date).

1.7 "Early Retirement Date" means the first day of the month coincident with or immediately following the date a Participant retires prior to his or her Normal Retirement Date pursuant to the provisions of Section 3.3 (Early Retirement Date).

1.8 "Normal Retirement Date" means the first day of the month next following the date on which a Participant attains his or her 65th birthday.

1.9  "Participant" means a person who is included in the Plan as provided in
     Section 2 (Participation).

1.10 "Pension Offset" means the annual amount of pension that a Participant is entitled to receive, in the form of straight life annuity determined at Normal Retirement Date, from the Qualified Plan.

l.11 "Plan" means the Millennium Chemicals Grandfathered Supplemental Executive Retirement Plan.

1.12 "Qualified Plan" means the Millennium Chemicals Inc. Pension Plan (the terms of which appear in the Millennium Chemicals Inc. Consolidated Retirement Plan as modified by Appendix XX thereto) or any successor plan.

1.13 "Retirement Date" means the Early Retirement Date, the Normal Retirement Date or the Deferred Retirement Date, whichever is applicable.

                                    SECTION 2

                                  PARTICIPATION


2.1  Participation:

     Participants will be limited to individuals who are listed in Schedule A hereto, as such schedule may be amended from time to time by the Committee.

2.2  Continuation of Participation:

     (a) A person who has become a Participant in accordance with Section 2.1 shall, except as provided in (b) below, continue as a Participant as long as he continues in the employment of the Company and thereafter as long as he is entitled to benefits under the Plan.

     (b) The Committee may, in its sole discretion remove a Participant from active participation in the Plan if the Participant is no longer an Executive Officer. In this event, any benefits accrued under this Plan will be vested and payable at the Participant's Retirement Date in accordance with Section 6. Notwithstanding anything herein to the contrary, if a Participant's employment is terminated for cause or mismanagement as determined by the Committee, or if the Participant is convicted of a felony or if the Participant's employment terminates prior to retirement as provided in Section 6.1, all rights under this Plan shall be forfeited.

     (c)  After a Participant commences retirement benefits in accordance with
          Section 4, the Committee, in its sole discretion, may cease payment of benefits under this Plan if the Committee determines that the Participant is acting in bad faith against the Company or has filed any legal suits, complaints or grievances against the Company in any court of law, tribunal or with any federal, state or municipal agency.

     (d) Benefits will cease to accrue for all Participants under the Plan on January 1, 1999 except for those persons who were age 55 or older and Executive Officers of Millennium Chemicals Inc. on December 31, 1998.

                                    SECTION 3

                                 RETIREMENT DATE


3.1  Normal Retirement Date:

     A Participant who retires on his or her Normal Retirement Date shall be entitled to a benefit as determined in accordance with Section 4.1 (Normal Retirement Benefits).

3.2  Deferred Retirement Date:

     A Participant whose employment with the Company continues beyond his or her Normal Retirement Date and whose entitlement to benefits under the Plan has not been forfeited in accordance with (b) of Section 2.2 (Continuation of Participation), may retire on a Deferred Retirement Date and shall be entitled to a benefit in accordance with Section 4.2. (Deferred Retirement Benefit).

3.3  Early Retirement Date:

     A Participant who has attained age 60 and accrued 5 or more years of Credited Service, may retire at an Early Retirement Date. In such case, the Participant shall be entitled to a benefit as determined with Section 4.3 (Early Retirement Benefit).

                                    SECTION 4

                               RETIREMENT BENEFITS


4.1  Normal Retirement Benefit:

     The annual amount of benefit for a Participant retiring on his or her Normal Retirement Date shall be equal to (a) less (b), times (c), less (d) as follows:

     (a)  66 2/3% of his or her Average Final Compensation,

     (b)  less 50% of his or her Primary Social Security Benefit,

     (c)  years of Credited Service (maximum 25), divided by 25,

     (d) the Pension Offset; provided, however, that the annual amount of benefit payable hereunder shall not exceed 45% of Average Final Compensation as defined herein; and, provided, further, that each Participant shall only be entitled to receive a benefit under this Plan if such benefit is greater than the benefit that such Participant is entitled to receive under the Millennium Chemicals Supplemental Executive Retirement Plan (the "PEP SERP"), in which case such Participant shall receive only the benefits to which he or she is entitled to receive under this Plan, and such Participants shall not be entitled to receive any benefits under the PEP SERP.

4.2  Deferred Retirement Benefit:

     If a Participant remains in employment after his or her Normal Retirement Date and is entitled to a benefit in accordance with Section 3.2 (Deferred Retirement Date), benefit payments shall be postponed until the Participant's actual retirement on the Deferred Retirement Date. At such Deferred Retirement Date, the Participant shall be entitled to the benefit computed under Section 4.1 based on Credited Service to the Deferred Retirement Date.

4.3  Early Retirement Date

     A Participant retiring prior to his or her Normal Retirement Date, as provided in Section 3.3 (Early Retirement Date), shall be entitled to receive a benefit, commencing on such Normal Retirement Date, equal to the amount computed under Section 4.1 based on his or her Average Final Compensation and Credited Service determined on such Early Retirement Date.

     In lieu of such benefit commencing on the Normal Retirement Date, the Participant may elect to have such benefit commence on his or her Early Retirement Date. In such case, the Participant's benefit shall be reduced by 1/2% per month by which such Early Retirement Date precedes his or her Normal Retirement Date.

4.4  Adjusted Age and Credited Service:

     The Committee may, in its sole discretion, determine an adjusted Credited Service and/or an adjusted age for the Participant. The adjusted Credited Service may be 1, 2, 3, 4 or 5 years more than the actual Credited Service (subject to the 25 years maximum for Credited Service). The adjusted age may be 1, 2, 3, 4 or 5 years more than his or her actual age.

     In determining the amount of pension in accordance with Section 4, a Participant's adjusted age and adjusted Credited Service shall be used as if they were his or her actual age and Credited Service.

                                   SECTION 5.

                                 DEATH BENEFITS

5.1  Prior to Retirement:

     Upon the death of a Participant while an active employee, his or her surviving spouse, if any, shall be entitled to a benefit commencing on the first day of the month following the Participant's date of death and continuing thereafter for the lifetime of the surviving spouse. The amount of the benefit payable to the surviving spouse shall be equal to the benefit determined under Section 4.1 (Normal Retirement Benefit) based on such Participant's Average Final Compensation and Credited Service, each determined as of the date of death, multiplied by an Early Commencement Percentage based on the Participant's age at date of death in accordance with the table below and further reduced to reflect the actuarial equivalent charge for the election of a 100% joint and survivor option pursuant to the option factors under the Qualified Plan.

     Deceased Employee's                           Early
                                                Commencement
         Age at Death                            Percentage
     --------------------                        ----------
              60                                     64
              61                                     70
              62                                     76
              63                                     82
              64                                     94
              65                                    l00%

     If at any time on or after the Participant's death there is no surviving spouse but there are one or more dependent children under age 19 or, if a full-time college student, age 23, the benefit which would have been paid to a surviving spouse shall be paid in equal shares to the dependent children as long as each shall qualify, until such ages 19 or 23.

     Benefit payments to a dependent child shall cease upon the earlier of (a) the last day of the month in which such child reaches such age 19 or 23, or
     (b) the last day of the month preceding the month in which such child dies. The share payable in respect of any such child shall subsequently increase by reason of the subsequent cessation of payments in respect of any other such child.

     For the purposes of determining dependency, a child shall be deemed dependent if the Participant provided one-half or more of such child's support during the year immediately prior to such Participant's death. The Committee shall determine on a uniform and non-discriminatory basis the dependence of any person to whom a benefit may be payable under Section 5.l and such determination shall be final and conclusive.

5.2  After Retirement:

     There is no benefit payable under the Plan in the event of the Participant's death after his or her retirement benefit has commenced unless an option is in effect in accordance with Section 7.2 (Optional Forms of Benefits).

                                    SECTION 6

                      IN EVENT OF TERMINATION OF EMPLOYMENT


6.1  Termination Prior to Retirement:

     If a Participant's emp1oyment with the Company ceases for any reason and he is not eligible for benefit under the provisions of Section 3 (Retirement
     Date), or Section 6 (Death Benefits), no benefits shall become payable to such Participant under this Plan.

6.2  Termination after Eligibility for Retirement:

     A Participant whose employment with the Company ceases for any reason other than death and who is eligible to retire under the provisions of Section 3 (Retirement Date), shall be deemed to have retired or to have been retired by the Company and he shall be entitled to the appropriate benefits, subject to any possible forfeiture of benefits pursuant to Section 2.2.

                                    SECTION 7

                        TIME AND FORM OF BENEFIT PAYMENT


7.1  Normal Form of Benefit:

     Except as otherwise provided in Section 7.2, the retirement benefit shall be payable as a monthly annuity as of the last day of each calendar month for the life of the Participant with benefits ceasing upon the Participant's death.

7.2  Optional Forms of Benefit:

     If a Participant is entitled to a benefit from the Qualified Plan, the benefit under this Plan may be paid in the same form as the Qualified Plan's benefit is payable so long as Committee approval is secured. If such form of payment is other than a straight life annuity, the amount of pension otherwise payable under this Plan sha1l be adjusted in the same manner that benefits are to be adjusted under the Qualified Plan.

                                    SECTION 8

                              PROVISION OF BENEFITS


8.1  Participant Contributions:

     Participants shall make no contributions under the Plan.

8.2. Fund:

     Benefit payments from the Plan will be made from the general assets of the Company in accordance with such arrangements as the Company may deem necessary and proper to fulfill its agreement hereunder.

                                    SECTION 9

                           ADMINISTRAT10N OF THE PLAN


9.1  Powers and Duties of the Committee

     The Committee, in addition to all the powers and duties specified in the various provisions of the Plan, shall have the exclusive right to interpret the Plan and to decide any matter arising in connection with the administration of the Plan.

                                   SECTION 10

                                  MISCELLANEOUS

10.1 Prohibition against Encumbrance:

     Except in the case of a court order which meets the requirements of a "qualified domestic relations order" as defined in Section 414(p) of the Internal Revenue Code of 1986, no benefit under the Plan shall be a1ienated, assigned, disposed of, or in any manner encumbered while in the possession and control of the Company. If the interest of any Participant or Participant's beneficiary would, but for this Section 10.1, cease in whole or in part to be enjoyed by such individual, the Committee, in its sole discretion, may direct that the funds constituting such interest be withheld or it may expend from such funds for the direct maintenance and support of the Participant, such Participant's spouse, children or their dependents as, in the Committee's sole discretion, it deems fit and proper.

10.2 Right of Participant:

     Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company to dismiss or otherwise terminate the employment, or change the terms of employment, or amount of compensation, of any Participant at any time for any reason.

10.3 Change in Control

     The Plan will terminate effective on the close of business 30 days following a Change in Control, as hereinafter defined. Upon such Change in Control, section 11.1 shall become inoperative and, in addition, any modification or amendment adopted within six months prior to the Change in Control shall be void with respect to any specific Participant affected thereby unless approved by such Participant. Upon such termination, each Participant (including each Participant whose employment was terminated within six months prior to such Change in Control by the Employer without Cause, or due to disability, or voluntarily for good reason as determined by the Committee, and each Participant that has experienced a Change of Control pursuant to a separate written "Change in Control" agreement with the Company or any subsidiary of the Company) will be deemed retired pursuant to section 5.1, based on Benefit Service through the termination date. A lump sum payment that is the actuarial equivalent of each Participant's benefit payable under this Plan calculated using the prime rate of interest at Citigroup, Inc. as of the date of the Change in Control or 6%, whichever is less, as the discount rate to determine the present value of accrued benefits, shall be paid as soon as practicable following the date of the Change in Control, but in no event later than 90 days thereafter. All other actuarial assumptions and calculation methods to be used shall be those in effect as at the last actuarial valuation of the Qualified Plan and based on the Qualified Plan document prior to such Change in Control.

     For purposes of this Section 10.3 "Change in Control" is defined as follows:

          The term "Change in Control" shall mean (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act") (other than Millennium Chemicals Inc. (the "Parent"), any trustee or other fiduciary holding securities under any employee benefit plan of the Parent or any company owned, directly or indirectly, by the stockholders of the Parent in substantially the same proportions as their ownership of Common Stock of the Parent), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Parent representing twenty-five percent (25%) or more of the combined voting power of the Parent's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Parent, and any new director (other than a director designated by a person who has entered into an agreement with the parent to effect a transaction described in clause (i), (iii), or (iv) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Parent) whose election by the Board of Directors of the Parent or nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Parent; (iii) the merger or consolidation of the Parent with any other corporation, other than a merger or consolidation which would result in the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Parent or such surviving entity outstanding immediately after such merger or consolidation provided, however, that a merger or consolidation effected to implement a recapitalization of the Parent (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than twenty-five percent (25%) of the combined voting power of the Parent's then outstanding securities shall not constitute a Change in Control or (iv) the stockholders of the Parent approve a plan of complete liquidation of the Parent or the closing of the sale or disposition by the Parent of all or substantially all of the Parent's assets other than the sale or disposition of all or substantially all of the assets of the Parent to one or more Subsidiaries (as defined below) of the Parent or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Parent at the time of the sale or disposition. "Subsidiary" has the meaning set forth in Section 424(f) of the Internal Revenue Code of 1986, as amended or superseded, and the term shall also include any partnership, limited liability company or other business entity if the Parent owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the sale or disposition of all or any part of the Parent's interests in Equistar (separately or together with the sale or disposition of the business of the Company or any of the assets of the Company) shall not constitute a Change in Control. Only one (1) Change in Control may take place under this Plan.

                                   SECTION 11

                      AMENDMENT OR TERMINATION OF THE PLAN


11.1 Amendment:

     The Board of Directors reserves the right at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of the Plan but no such amendment shall adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior to the effective date of the amendment.

11.2 Termination:

     The Board of Directors shall have the right to terminate the Plan at any time provided that such action shall not adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior to such action.

                                   SCHEDULE A


William M. Landuyt

Robert E. Lee

George H. Hempstead, III

Richard A. Lamond

John E. Lushefski

C. William Carmean

Marie S. Dreher

A. Michelson Foster

Christine F. Wubbolding

Francis V.  Lloyd

James Lofredo